UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  December 4,  2006

Bresler & Reiner, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-06201	52-0903424
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11200 Rockville Pike, Suite 502, Rockville, MD		20852
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  (301) 945-4300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01      Regulation FD Disclosure.

On December 3 , 2006, the National Capital Revitalization Corporation (NCRC) issued a press release announcing the approval of a Land Disposition and Development Agreement between the RLA Revitalization Corporation, a subsidiary of the NCRC, and Waterfront Associates, LLC, in which the Company holds a substantial membership interest.  A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

On December 4 , 2006, the Government of the District of Columbia issued a press release announcing the transformation of the Waterside Mall in Southwest Washington into a 2.5 million square foot mixed-use town center featuring office, residential and retail space.  Waterfront Associates, LLC, in which the Company holds a substantial membership interest will develop the office, residential and retail space in the new Waterfront town center.  A copy of the press release is furnished herewith as Exhibit 99.2 and incorporated herein by reference.

The press release may contain forward-looking statements that are based on current estimates, expectations, forecasts and projection. In addition, other written or oral statements that constitute forward-looking statements may be made.  Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” or “would be,” and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

Item 9.01      Financial Statements and Exhibits.

(d)                                 Exhibits.

The following exhibit is furnished in accordance with Item 601 of Regulation S-K:

99.1                           Press Release of the National Capital Revitalization Corporation dated December 1, 2006.

99.2                           Press Release of the Government of the District of Columbia dated December 4, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRESLER & REINER, INC., Registrant

Date December 5, 2006	By:	/s/ Sidney M. Bresler
Sidney M. Bresler
Chief Executive Officer